                     TRANSFER AGENCY AND SERVICE AGREEMENT

                                    between

                           EAGLE GROWTH SHARES, INC.

                                      and

                         AMERICAN DATA SERVICES, INC.



























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                               TABLE OF CONTENTS
                               -----------------

Article 1.  TERMS OF APPOINTMENT; DUTIES OF ADS................ 3

Article 2.  FEES AND EXPENSES.................................. 6

Article 3.  REPRESENTATIONS AND WARRANTIES OF ADS.............. 7

Article 4.  REPRESENTATIONS AND WARRANTIES OF THE FUND......... 8

Article 5.  INDEMNIFICATION.................................... 8

Article 6.  COVENANTS OF THE FUND AND ADS......................11

Article 7.  TERMINATION OF AGREEMENT...........................13

Article 8.  ASSIGNMENT.........................................13

Article 9.  AMENDMENT..........................................13

Article 10. NEW YORK LAWS TO APPLY.............................14

Article 11. MERGER OF AGREEMENT................................14

































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                     TRANSFER AGENCY AND SERVICE AGREEMENT
                     -------------------------------------

    AGREEMENT made the 1 day of February, 1995, by and between Eagle Growth

Share, Inc. a Maryland corporation, having its principal office and place of business at 1200 North Federal Highway, Suite 424, Boca Raton, Florida 33432

(the "Fund"), and American Data Services, Inc., a New York corporation having its principal office and place of business at 24 West Carver Street.,

Huntington, New York 11743 ("ADS").

    WHEREAS, the Fund desires to appoint ADS as its transfer agent, dividend disbursing agent and agent in connection with certain other activities, and

ADS desires to accept such appointment;

    NOW, THEREFORE, in consideration of the mutual covenants herein contained,

the parties hereto agree as follows:


Article 1.  TERMS OF APPOINTMENT; DUTIES OF ADS
            -----------------------------------

            1.01 Subject to the terms and conditions set forth in this agreement, the Fund hereby employs and appoints ADS to act as, and ADS agrees to act as its transfer agent for the Fund's authorized and issued shares of its common stock, $1.00 par value, ("Shares"), dividend disbursing agent and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of the fund ("Shareholders") set out in the currently effective prospectus and statement of additional information

("prospectus") of the Fund, including without limitation any periodic investment plan or periodic withdrawal program.









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            1.02 ADS agrees that it will perform the following services:

            (a)  In accordance with procedures established from time to time by agreement between the Fund and ADS, ADS shall:

              (i) Receive for acceptance, orders for the purchase of Shares,

                  and promptly deliver payment and appropriate documentation therefore to the Custodian of the Fund authorized by the

                  Board of Directors of the Fund (the "Custodian");

             (ii) Pursuant to purchase orders, issue the appropriate number of

                  Shares and hold such Shares in the appropriate Shareholder account;

            (iii) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation

                  therefore to the Custodian;

             (iv) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

              (v) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

             (vi) Prepare and transmit payments for dividends and

                  distributions declared by the Fund;

















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            (vii) Maintain records of the account for and advice the

                  Fund and its Shareholders as to the foregoing; and

           (viii) Record the issuance of shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding.  ADS shall also provide the Fund on a regular basis with the

                  total number of shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of shares, to monitor the issuance of such shares or to take cognizance of any laws relating to the issue or sale of such shares, which functions shall be the sole

                  responsibility of the Fund.


            (b)  In addition to and not in lieu of the services set forth in the above paragraph (a), ADS shall: (i)  Perform all of the customary services of a transfer agent, dividend disbursing agent and, relevant agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or period withdrawal program),

including but not limited to: maintaining all Shareholder accounts, preparing

Shareholder meeting lists, mailing proxies, receiving and tabulating proxies,

mailing Shareholder reports and prospectuses to current Shareholders,

withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms













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1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases redemptions of Shares and other confirmable transactions in

Shareholder accounts, preparing and mailing activity statements for

Shareholders, and providing Shareholder account information and (ii) provide a system and reports which will enable the Fund to monitor the total number of

Shares sold in each State.


            (c) In addition, the Fund shall (i) identify to ADS in writing those transactions and shares to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of such transactions for each state on the system prior to activation and thereafter monitor the daily activity for each State as provided by ADS.  The responsibility of ADS for the

Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.


    Procedures applicable to certain of these services may be established from time to time by agreement between the Fund and ADS.


Article 2.  FEES AND EXPENSES
            -----------------

            2.01 For performance by ADS pursuant to this Agreement, the Fund agrees to pay ADS an annual maintenance fee for each Shareholder account as set forth in the initial fee schedule attached hereto.  Such fees and out-of pocket expenses









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and advances identified under Section 2.02 below may be changed from time to time subject to mutual written agreement between the Fund and ADS.


            2.02 In addition to the fee paid under Section 2.01 above, the

Fund agrees to reimburse ADS for out-of-pocket expenses or advances incurred by ADS for the items set out in the fee schedule attached hereto.  In addition, any other expenses incurred by ADS at the request or with the consent of the Fund, will be reimbursed by the Fund.


            2.03 The Fund agrees to pay all fees and reimbursable expenses within five days following the receipt of the respective billing notice.

Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to ADS by the Fund at least seven

(7) days prior to the mailing date of such materials.


Article 3.  REPRESENTATIONS AND WARRANTIES OF ADS
            -------------------------------------

    ADS represents and warrants to the Fund that:

            3.01 It is a corporation duly organized and existing and in good standing under the laws of The State of New York.

            3.02 It is duly qualified to carry on its business in The State of

New York.

            3.03 It is empowered under applicable laws and by its charter and by-laws to enter into and perform this Agreement.

            3.04 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

            3.05 It has and will continue to have access to the necessary facilities, equipment and personnel to perform






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its duties and obligations under this Agreement.

            3.06 ADS is duly registered as a transfer agent under

the Securities Act of 1934 and shall continue to be registered throughout the remainder of this Agreement.


Article 4.  REPRESENTATIONS AND WARRANTIES OF THE FUND
            ------------------------------------------

            The Fund represents and warrants to ADS that;

            4.01 It is a corporation duly organized and existing and in good standing under the laws of Maryland.

            4.02 It is empowered under applicable laws and by its Articles of

Incorporation and By-Laws to enter into and perform this Agreement.

            4.03 All corporate proceedings required by said Articles of

Incorporation and By-Laws have been taken to authorize it to enter into and perform this Agreement.

           4.04 It is an open-end and diversified management investment company registered under the Investment Company Act of 1940.

           4.05 A registration statement under the Securities Act of 1933 is currently or will become effective and will remain effective, and appropriate state securities law filings as required, have been or will be made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

Article 5.  INDEMNIFICATION
            ---------------

            5.01 ADS shall not be responsible for, and the Fund shall

indemnify and hold ADS harmless from and against, any and all losses, damages,

costs, charges, counsel fees, payments, expenses and liability arising out of or attributable
to:

            (a) All actions of ADS or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.


            (b) The Fund's refusal or failure to comply with the terms of this

Agreement, or which arise out of the Fund's lack good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Fund hereunder.

            (c) The reliance on or use by ADS or its agents or subcontractors of information, records and documents which (i) are received by ADS or its agents or subcontractors and furnished to it by or on behalf of the Fund, and

(ii) have been prepared and/or maintained by the Fund or any other person or firm on behalf of the Fund.

            (d) The reliance on, or the carrying out by ADS or its agents or subcontractors of any instructions or requests of the Fund.

            (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

            5.02 ADS shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by ADS as a result of

ADS's lack of good faith, negligence or willful misconduct.


            5.03 At any time ADS may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by ADS under this

Agreement, and ADS and its agents or subcontractors shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel.  ADS, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided ADS or its agents or subcontractors by machine readable input, telex,

CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund.  ADS, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

            5.04 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God,

strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

            5.05 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

            5.06 In order that the indemnification provisions contained in this Article 5 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party of seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification the defense of such claim.  The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

Article 6.  COVENANTS OF THE FUND AND ADS
            -----------------------------

            6.01 The Fund Shall promptly furnish to ADS the Following:

            (a) a certified copy of the resolution of the Board of Directors of the Fund authorizing the appointment of ADS and the execution and delivery of this Agreement.













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           (b) a copy of the Articles of Incorporation and By-Laws of the

Fund and all amendments thereto.

            6.02 ADS hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any;

and for the preparation or use, and for keeping account of, such certificates,

forms and devices.

            6.03 ADS shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable.  To the extent required by Section 31 of the Investment Company Act of 1940, as

amended, and the Rules thereunder, ADS agrees that all such records prepared or maintained by ADS relating to the services to be performed by ADS hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

            6.04 ADS and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person,  except as may be required by law.

            6.05 In case of any requests or demands for the inspection of the

Shareholder records of the Fund, ADS will endeavor to notify the Fund and to secure instructions from an
authorized officer of the Fund as to such inspection.  ADS reserves the right,

however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person, and shall promptly notify the Fund of any unusual request to inspect or copy the shareholder records of the Fund or the receipt of any other unusual request to inspect, copy or produce the records of the Fund.

Article 7.  TERMINATION OF AGREEMENT
            ------------------------

            7.01 This Agreement may be terminated by either party, upon ninety

(90) days prior written notice to the other.

            7.02 Should the Fund exercise its right to terminate, all out-of-

pocket expenses associated with the movement of records and material will be borne by the Fund.  Additionally, ADS reserves the right to charge for any other reasonable expenses associated with such termination.

Article 8.  ASSIGNMENT
            ----------

            8.01 Neither this Agreement nor any rights or obligations

hereunder may be assigned by either party without the written consent of the other party.

            8.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

Article 9.  AMENDMENT
            ---------

            9.01 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Directors of the Fund.








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Article 10.  NEW YORK LAWS TO APPLY
             ----------------------

             10.01  This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New

York.

Article 11.  MERGER OF AGREEMENT
             -------------------

             11.01 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on behalf under their seals by and through their duly authorized officers, as of the day and year first above written.



                                           EAGLE GROWTH SHARES, INC.

                                           BY:/s/Donald H. Baxter
                                              --------------------
                                           TITLE: President
                                                 -----------------

ATTEST:

/s/Keith A. Edelman
------------------------


                                           AMERICAN DATA SERVICES, INC.

                                           BY:/s/Michael Miola
                                              --------------------
                                           TITLE: President

ATTEST:

/s/Michelle LoCasio
------------------------

                                 FEE SCHEDULE
                                 --- --------

         (a) SHAREHOLDER SERVICE FEE:

For the services rendered by ADS in its capacity as transfer agent, the Fund shall pay ADS, within ten (10) days after receipt of an invoice from ADS at the beginning of each month, a fee equal to the greater of:

(1) $600.00/month;

                                      OR,

(2) Based upon the total of all open accounts in the Fund upon the following annual rates (billed monthly) **

         Equity Fund...................................$8.00 per account

      ** All accounts closed during a calendar year will be considered as open accounts for billing purposes until the end of that calendar year.

         (b) TRANSACTION FEES:

         Trade Entry (purchase/liquidation) and
          maintenance transactions.....................$ .80 each

         New account set-up............................$2.50 each

         Customer service calls........................$1.25 each

         Correspondence................................$1.50 each
         Check preparation.............................$ .50 each

         Liquidations paid by wire transfer............$3.00 each

         Omnibus accounts..............................$1.25 per *
                                                         transaction

         ACH charge....................................$ .30 each

         SWP...........................................$1.25 each *


Other Fees:

         Closed accounts - per account.................$2.00/year ***



* Not included as a Trade Entry

*** Closed accounts will remain in the shareholder files until all 1099's and 5498's have been sent to shareholders and reported (via mag media) to the IRS.

         (c) IRA PLAN FEES:

         The following fees will be charged directly to the shareholder account.

         Annual maintenance fee......................$15.00 / account *

         Incoming transfer from prior custodian......$12.00

         Distribution to a participant...............$15.00

         Refund of excess contribution...............$15.00

         Transfer to successor custodian.............$15.00

         Automatic periodic distributions............$15.00 / year per account


* Includes Star Bank, N.A. $8.00 Custody Fee.

         (d) EXPENSES:

    The Fund shall reimburse ADS for any out-of-pocket expenses, exclusive of salaries, advanced by ADS in connection with but not limited to the printing of confirmation forms and statements, proxy expenses, travel requested by the Fund, telephone, facsimile transmissions, stationery and supplies (related to the Fund records), record storage, postage (plus a $0.15 service charge for all mailings), pro-rata portion of annual 17AD-13 audit letter, telex, and courier charges incurred in connection with the performance of its duties hereunder. ADS shall provide the Fund with a monthly invoice of such expenses and the Fund shall reimburse ADS within fifteen (15) days after receipt thereof.

         (e) SPECIAL REPORTS

    All reports and/or analyses requested by the Fund that are not included in the fee schedule, shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

              Labor:
                Senior Staff - $100.00/hr.
                Junior Staff - $ 50.00/hr.

              Computer time - $45.00/hr.

         (f) SECURITY DEPOSITS:

    The Fund will remit to ADS upon the execution of this Agreement a security deposit of equal to one (1) month's shareholder service fee. The security deposit computation will be based either on the total number of shareholder accounts (open and closed) of the Fund or the minimum fee, whichever is greater on the date above written. The Fund will have the option to have the security deposit applied to the last month's service fee, or applied to any new contract between the Fund and ADS.

         (g) CONVERSION CHARGE:

    The Fund will remit to ADS upon successful completion of the conversion of the Fund shareholder records onto the system utilized by ADS to perform stock transfer services, the sum of $600.00. This amount is exclusive of any charge, if any, incurred by the Fund's previous service agent into an electronic format readable by ADS' computer system.